Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of June 26, 2017 (the “Amendment Effective Date”), is entered into by and between Rexford Industrial Realty, Inc., a Maryland corporation (the “REIT”), Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”) and Howard Schwimmer (the “Executive”).
WHEREAS, the Executive is currently employed as Co-Chief Executive Officer of the REIT and the Operating Partnership (the “Company”) pursuant to that certain Employment Agreement, effective as of July 24, 2013, by and between the Executive, the REIT and the Operating Partnership (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Section 2(b)(i) of the Employment Agreement is hereby amended to reflect the Executive’s current Base Salary by replacing “$495,000 per annum” with “$550,000 per annum”.

2.
Section 4(a)(iii) of the Employment Agreement is hereby amended by replacing “All outstanding equity awards” with “Any outstanding equity award, or any portion thereof, that vests based solely on continued service to the Company and that is”.

3.	Section 4(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“(b)    Death or Disability. Subject to Section 4(d) hereof, if the Executive incurs a Separation from Service by reason of the Executive’s death or Disability during the Employment Period, then in addition to the Accrued Obligations, subject to the Executive’s or the Executive’s estate’s (as applicable) execution, delivery to the Company and non-revocation of an effective Release within sixty (60) days following the Date of Termination, (i) the Executive (or the Executive’s estate, if applicable) shall be entitled to a pro-rata Annual Bonus to which the Executive would have become entitled (if any) for the fiscal year of the Company during which the Date of Termination occurs, had the Executive remained employed through the payment date and based on the achievement of any applicable performance goals or objectives, pro-rated based on the number of days during such fiscal year that the Executive was employed by the Company, payable in a single lump-sum payment on the date on which annual bonuses are paid to the Company’s senior executives generally for such year, but in no event later than March 15th of the calendar year immediately following the calendar year in which the Date of Termination occurs (with the actual date within such period determined by the Company in its sole discretion), and (ii) any outstanding equity award, or any portion thereof, that vests based solely on continued service to the Company and that is held by the Executive on the Date of Termination shall immediately become fully vested and, as applicable, exercisable.”

4.	Section 5 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“5.    Change in Control. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Change in Control (as defined in the Plan or any successor plan thereto), any outstanding Company equity award, or any portion thereof, that vests based solely on continued service to the Company and that is held by the Executive as of such date shall immediately become fully vested and, as applicable, exercisable.”

5.	Section 8(a) of the Employment Agreement is hereby amended by adding the following as the last sentence thereof:
“Notwithstanding anything herein to the contrary, nothing herein is intended to interfere with the Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.”

6.
This Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement. Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

7.	This Amendment and your rights hereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

8.	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

	By:	REXFORD INDUSTRIAL REALTY, INC.
	Its:	General Partner

	By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

“EXECUTIVE”

/s/ Howard Schwimmer
Howard Schwimmer